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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2006

Timberline Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

IDAHO	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 West 16th Avenue, Spokane, Washington	99203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 747-5225

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2006, Timberline Resources Corporation (the “Company”) announced in a press release that a member of its Board of Directors and a consultant to the Company, Paul Dircksen, became the Company’s Vice President of Exploration to head its newly created Mineral Exploration Division. Mr. Dirksen’s consulting arrangement will be replaced by an employment agreement to be agreed upon in the near future. Mr. Dircksen’s appointment was effective May 1, 2006.

The Press Release announcing Mr. Dircksen’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also effective on May 1, 2006, the Company’s board of directors accepted the resignation of Stephen Goss as its president. Mr. Goss will remain as a director and consultant to the Company. Mr. Goss’ responsibilities as president will be assumed by its CEO and Chairman of the Board, John Swallow.

Item 8.01  Other Events.

On May 2, 2006, the Company issued a press release announcing the appointment of Paul Dircksen as the Company’s Vice President of Exploration. See Item 5.02, above.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

99.1

Timberline Resources Corporation’s May 1, 2006 Press Release.

Signatures.

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned, thereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date:    May 2, 2006

By:   /s/ John Swallow

John Swallow

CEO